                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                         SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14 (a) of the
                     Securities Exchange Act of 1934
                             (Amendment No._)

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{     }   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                            AMREP CORPORATION
          ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                AMREP CORPORATION

                            (An Oklahoma corporation)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 19, 2002

     NOTICE IS HEREBY  GIVEN that the 2002  Annual  Meeting of  Shareholders  of
AMREP  CORPORATION  (the  "Company") will be held at the offices of the Company,
641 Lexington  Avenue,  Sixth Floor, New York, New York on September 19, 2002 at
9:00 A.M. for the following purposes:

          (1)  To elect three directors; and

          (2)  To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws,  the Board of Directors has fixed the close of  business  on July  24,  2002 as the  record  date for the  determination  of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment  thereof.  The list of such  shareholders  will be available for inspection  by  shareholders  during  the ten days  prior to the  meeting at the offices of the Company,  641 Lexington  Avenue,  Sixth Floor, New York, New York
10022.

     Whether or not you expect to be present at the meeting,  please mark,  date and sign the enclosed  proxy and return it to the Company in the  self-addressed envelope  enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:       July 24, 2002
             New York, New York

                                AMREP CORPORATION

                              641 Lexington Avenue

                            New York, New York 10022

                           __________________________

                                 PROXY STATEMENT
                           __________________________

                         ANNUAL MEETING OF SHAREHOLDERS

                  To be Held at 9:00 A.M. on September 19, 2002

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of AMREP  Corporation  (the "Company") for use
at the Annual Meeting of Shareholders of the Company to be held on September 19,
2002, and at any  continuation  or adjournment  thereof (the "Annual  Meeting").
Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the  revocation,  by submitting a proxy bearing a later date or by attending the Annual  Meeting and voting.  This
Proxy Statement of the Board of Directors and the accompanying  Notice of Annual
Meeting and proxy form have been first sent to  shareholders  on or about August
5, 2002.

     All properly  executed,  unrevoked  proxies in the enclosed  form which are received in time will be voted in accordance with the  shareholder's  directions and,  unless  contrary  directions are given,  will be voted for the election as directors of the nominees named below.  The presence,  in person or by proxy, of the holders of a majority of the outstanding  shares of Common Stock  authorized to vote will  constitute a quorum for the  transaction of business at the Annual
Meeting.  Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.  Directors are elected by a plurality of the votes of the shares  present  in person or  represented  by proxy at the Annual  Meeting  and entitled to vote on the election of directors, and abstentions have no effect.

     A copy of the 2002  Annual  Report of the Company for the fiscal year ended
April  30,  2002,  including  financial   statements,   accompanies  this  Proxy
Statement.  Such  Annual  Report  does  not  constitute  a  part  of  the  proxy solicitation material.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only  shareholders of record at the close of business on July 24, 2002, the date  fixed by the  Board of  Directors  in  accordance  with the  By-Laws,  are entitled to vote at the Annual  Meeting.  As of July 24,  2002,  the Company had
issued and  outstanding  6,577,612  shares of Common  Stock,  par value $.10 per share.  Each share of Common  Stock is  entitled  to one vote on matters to come before the Annual Meeting.

     Set forth in the table below is information  concerning the ownership as of
July 24,  2002 of the Common  Stock of the  Company by the  persons  who, to the knowledge  of the  Board of  Directors,  own  beneficially  more  than 5% of the outstanding  shares.  The  table  also sets  forth  information  concerning  the beneficial  ownership by all directors and executive officers.  Unless otherwise indicated,  the  beneficial  owners have sole voting and  investment  power with respect to the shares beneficially owned:

Name and Address of                   Amount Owned                    % of
Beneficial Owner                      Beneficially                    Class
-------------------                   ------------                    -----

Nicholas G. Karabots (Director)        3,377,333                       51.3
P.O. Box 736
Fort Washington, PA 19034

Albert Russo (Director)                1,256,720  (1),(2)              19.1
Lena Russo, Clifton Russo,
Lawrence Russo
American Simlex Company
401 Broadway
New York, NY 10013

Dimensional Fund Advisors Inc.           485,436  (3)                   7.4
1299 Ocean Avenue
Santa Monica, CA 90401

Other Directors and
Executive Officers
------------------
Jerome Belson                              2,000                          *
Edward B. Cloues II                        4,000  (4)                     *
Lonnie A. Coombs                           1,000                          *
Michael P. Duloc                           5,000  (5)                     *
Peter M. Pizza                               -0-                          -
Samuel N. Seidman                          2,000  (4)                     *
James Wall                                 8,057  (6)                     *

Directors and Executive Officers as a Group
(9 persons)                            4,656,110   (1),(2),(4),(5),(6)  70.7
______________________________
*        Indicates less than 1%.

     (1) Includes  2,000 shares which Mr.  Albert Russo has the right to acquire pursuant to currently exercisable options.

     (2)  Albert  Russo,  Lena  Russo,  Clifton  Russo and  Lawrence  Russo have reported  that they share  voting power as to these shares and that each of them has  sole  dispositive  power  as  to  the  following  numbers  of  such  shares representing the indicated  percentages` of the outstanding Common Stock: Albert
Russo - 672,241  (10.2%);  Lena Russo - 58,740  (.9%);  Clifton  Russo - 270,617
(4.1%); and Lawrence Russo - 255,122 (3.9%).

     (3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor,  is deemed to have beneficial  ownership of these shares,  all of which are  held in  portfolios  of  four  registered  investment  companies  or  other investment  vehicles,  including  commingled group trusts, for which Dimensional serves as  investment  manager  or  investment  advisor.  Dimensional  disclaims beneficial ownership of all such shares.

     (4) Includes  2,000 shares  which the  individual  has the right to acquire pursuant to currently exercisable options.

     (5) Held jointly with Mr. Duloc's spouse.

     (6) Includes 287 shares held in the Company's  Savings and Salary  Deferral
Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is a  classified  board  divided into three classes - Class I consisting of two directors,  Class II consisting of two directors and Class III consisting of three  directors.  Each class of directors serves  for a term of three  years.  At this  Annual  Meeting,  three  Class III directors will be elected to serve until the 2005 Annual Meeting and until their successors are elected and  qualified.  Although the Board of Directors does not expect  that any of the  persons  named  will be unable to serve as a  director, should any of them become  unavailable  for  election  it is  intended  that the shares  represented  by proxies in the  accompanying  form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following  table sets forth  information  regarding the nominees of the
Board of Directors for election and the  directors  whose terms of office do not expire this year.

                                Year First
                                Elected As  Principal Occupation
Name                     Age    A Director  For Past Five Years
----                     ---    ----------  -------------------

Nominees to serve until the 2005 Annual Meeting (Class III)

Jerome Belson            76        1967     Chairman of the Board of WE Media,
                                            Inc.(magazine on lifestyle of people
                                            with disabilities);President of
                                            Associated Builders and Owners of
                                            Greater New York, Inc.

Nicholas G. Karabots*    69        1993     Chairman of the Board and Chief
                                            Executive Officer of Kappa Media
                                            Group, Inc., Spartan  Organization,
                                            Inc., Jericho  National  Golf Club,
                                            Inc. and other  private companies,
                                            which companies are engaged
                                            primarily in the publishing,
                                            printing, recreational sports and
                                            real estate businesses.

Albert Russo             48        1996     Managing Partner, Russo Associates,
                                            Pioneer Realty, 401 Broadway Company
                                            and related real estate entities;
                                            Partner, American Simlex Co.,
                                            textile exports.
______________________________

* See "Compensation Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.

                                Year First
                                Elected As  Principal Occupation
Name                     Age    A Director  For Past Five Years
----                     ---    ----------  -------------------

Directors continuing in office until the 2003 Annual Meeting (Class I)

Edward B. Cloues II      54        1994     Chairman and Chief Executive Officer
                                            of K-Tron International, Inc.,
                                            a process equipment manufacturer,
                                            since January 1998; Partner in the
                                            law firm of Morgan, Lewis & Bockius
                                            LLP from prior to 1997 to January
                                            1998.

James Wall               65        1991     Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary  of the  Company; Senior
                                            Vice President of the Company.

Directors continuing in office until the 2004 Annual Meeting (Class II)

Samuel N. Seidman        68        1977     President of Seidman & Co., Inc.,
                                            economic consultants and investment
                                            bankers; Chairman of the Board and
                                            Chief Executive Officer of
                                            Productivity Technologies Corp.,
                                            manufacturer of metal forming and
                                            handling automation equipment and a
                                            wirer of control panels.

Lonnie A. Coombs         54        2001     Proprietor, Lonnie A. Coombs,
                                            Certified Public Accountant,
                                            accounting, tax and business
                                            consulting services.

     Each of the  directors has served  continuously  since the year in which he was first elected.

The Board of Directors and its Committees

     The Board held five meetings during the last fiscal year.

     The Board has an Executive  Committee  which generally has the power of the
Board and acts as needed between meetings of the Board.  Also, in the absence of a Chief  Executive  Officer it is charged with the  oversight  of the  Company's business. The current members of the Committee are Messrs. Cloues,  Karabots and
Russo with Mr. Cloues as Chairman. Mr. Cloues is compensated for his services as
Chairman of the Board and as  Committee  Chairman  at the rate of  $135,000  per year,  such  amount  being in  addition  to the fees paid him as a director  and member of other Committees. The Committee met seven times during the last fiscal year on a formal basis and several more times on an informal basis.

     The Board also has an Audit and Examining  Committee and a Human  Resources
Committee.  The Human Resources Committee acts as a compensation committee.  The
Board  does not have a  nominating  committee.  The  members  of the  Audit  and

Examining  Committee  receive  $750 for each  committee  meeting  attended.  The members of the Human Resources Committee receive $500 for each committee meeting attended.

     The duties of the Audit and Examining Committee include (i) recommending to the Board the engagement of the independent  auditors,  (ii) reviewing the scope and results of the yearly audit by the independent auditors, (iii) reviewing the
Company's  system of  internal  controls  and  procedures,  (iv)  reviewing  the
Company's financial reporting and accounting  standards and principles,  and (v)
reviewing and investigating  matters  pertaining to the integrity of management.
It reports regularly to the Board concerning its activities. The current members of this  Committee  are  Messrs.  Belson,  Coombs and  Seidman  (Chairman).  The
Committee held four meetings during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation  and other matters  relating to employees.  The current  members of this Committee are Messrs. Cloues,  Karabots (Chairman) and Russo. The Committee
held one meeting during the last fiscal year.

     Each  non-employee  director  of the  Company is paid a fee of $23,000  per annum in addition to fees paid to such director as a member of one or more Board
Committees.  In addition,  under the Non-Employee  Directors Option Plan, on the first business day following the Company's  Annual Meeting of Shareholders  each non-employee  director is granted an option  covering 500 shares of Common Stock of the  Company.  The price per share  payable  upon  exercise of such option is either (i) the mean  between the highest and lowest  reported  sale price of the
Common  Stock on the date of grant on the New York Stock  Exchange,  or (ii) the price of the last  sale of  Common  Stock on that date as quoted on the New York
Stock Exchange,  whichever is higher. For the options granted following the 2001
Annual  Meeting,  the  exercise  price is $3.95 per share.  Each option  becomes exercisable  as to all or any  portion of the shares  covered  thereby  one year after the date of grant and expires five years after the date of grant.

     The various  directors  and  nominees  hold other  directorships  of public companies as follows:

         Name                          Director of
         ----                          -----------
         Edward B. Cloues II           K-Tron International, Inc.
                                       Penn Virginia Corporation

         Samuel N. Seidman             Productivity Technologies Corp.

                             EXECUTIVE COMPENSATION

     The  Summary  Compensation  Table  below  sets  forth  certain  information concerning the compensation of the Company's executive officers.*

                           SUMMARY COMPENSATION TABLE

                                               Annual
                                            Compensation
                                            ------------
   Name and Principal                                            All Other
        Position                   Year       Salary($)    Compensation($)(1)(2)
   ------------------              ----       ---------    ---------------------
James Wall                         2002        271,281           3,500
 Senior Vice President and         2001        268,648           3,552
 CEO of the Company's AMREP        2000        255,046           3,500
 Southwest Inc.subsidiary

Peter M. Pizza                     2002        160,000            -0-
 Vice President and                2001        135,465            -0-
 Secretary - Chief                 2000        131,044            -0-
 Financial Officer

Michael P. Duloc(3)                2002        200,000           2,496
 President and COO of the
 Company's Kable News Company,
 Inc. subsidiary
_________________________
(1)  Includes  amounts  contributed by the Company to the Company's  Savings and
     Salary Deferral Plan.
(2)  Other  compensation  in the form of personal  benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.
(3)  Mr. Duloc became an executive officer in July 2001.

Options

     No stock options were granted to or exercised by any of the officers  named in the Summary  Compensation  Table during the fiscal year ended April 30, 2002.
No stock options were held by such officers at April 30, 2002.

Audit and Examining Committee Report

     Each member of the Audit and Examining  Committee (the  "Committee")  is an
independent  director as defined by New York Stock Exchange rules. The Committee has adopted a revised written  charter,  which has been approved by the Board of
Directors,  and which is set forth in  Appendix A to this Proxy  Statement.  The
Committee has reviewed and discussed the Company's audited financial  statements with management,  which has primary responsibility for the financial statements.
McGladrey & Pullen,  LLP,  the  Company's  independent  auditors  for 2002,  are responsible for expressing an opinion on the conformity of the Company's audited
financial  statements  with  generally  accepted  accounting   principles.   The
Committee  has  discussed  with  McGladrey & Pullen,  LLP the  matters  that are
required  to  be  discussed  by   Statement   on  Auditing   Standards   No.  61
(Communication With Audit Committees).  McGladrey & Pullen, LLP have provided to

_________________________
* Since January 1996, the Company has not had a CEO.

the Committee the written  disclosures  and the letter  required by Independence
Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the  Committee  has  discussed  with  McGladrey  & Pullen,  LLP that  firm's independence.

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the  consolidated  financial  statements  audited by
McGladrey & Pullen,  LLP be included in the Company's Annual Report on Form 10-K for 2002.

     The foregoing report is provided by the following independent directors who constitute the Committee:

                                            Samuel N. Seidman, Chairman
                                            Jerome Belson
         July 19, 2002                      Lonnie A. Coombs

Human Resources Committee Executive Compensation Report

     The  Human  Resources   Committee  (the  "HRC"),   consisting  entirely  of
non-employee  directors,  is the Company's Compensation  Committee.  Its current members  are  Messrs.  Cloues,  Karabots  and Russo.  The HRC's  recommendations regarding  executive  compensation must be approved by the Board of Directors or its Executive Committee.

                   Compensation Policy for Executive Officers
                   ------------------------------------------
     The  HRC's   compensation   policy  for   executive   officers  is  to  pay
competitively  while  balancing pay versus  performance and otherwise to be fair and equitable in the  administration  of compensation.  The HRC seeks to balance the salary paid to a particular  individual using the above criteria while using its  best  judgment  of  compensation  applicable  to other  executives  holding comparable positions both within the Company and at other companies.

     With respect to salaries,  bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria.  We believe that the compensation received by each of the executive officers for fiscal year 2002 was reasonable.  The Company has not had a Chief Executive Officer since January 1996 when the employment of the then
CEO was terminated due to disability,  and senior  management now operates under the supervision of the Executive Committee of the Board and its Chairman, who is
also  Chairman  of the Board.  The  current  salary of Mr. Wall is in the amount recommended by the former CEO in fiscal year 1994,  except that it was increased annually  through  fiscal  year  1997 by cost of  living  adjustments  and by an additional  2% on October  1,  1998.  In  addition,  the salary of Mr.  Wall was increased  by $25,000 on October 1, 1999 and by an  additional  3% on October 1,
2000,  in each case in  accordance  with a  recommendation  made by the HRC. The basis of each  recommendation  was a review of his performance and then existing salary level.

     Mr. Pizza became an  executive  officer in September  2000 and at that time his annual salary was  $137,155.  On May 1, 2001 it was increased to $160,000 in accordance with a  recommendation  by the HRC. The basis of that  recommendation was the fact  that he had  been  assigned  additional  duties  as the new  Chief

Financial Officer of the Company.  Mr. Duloc became an executive officer in July
2001, and his annual salary, which was not then changed, is $200,000.

     There have been no stock options granted to executive officers since fiscal
1995.

     Payments  during fiscal year 2002 to the Company's  executives as discussed above were made with regard to the  provisions of Section 162(m) of the Internal
Revenue  Code.  Section  162(m)  limits the  deduction  that may be claimed by a
"public  company" for  compensation  paid to certain  individuals  to $1 million except  to  the  extent  that  any  excess  compensation  is  "performance-based compensation".  It is the HRC's intention that  compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------
     Since January 1996, the Company has not had a CEO.

                                            Nicholas G. Karabots, Chairman
                                            Edward B. Cloues II
                                            Albert Russo
         July 24, 2002                      Human Resources Committee

Compensation Committee Interlocks and Insider Participation

     On August 4, 1993,  pursuant to an agreement  with Nicholas G. Karabots and two  corporations he then owned, the Company acquired for its Kable News Company subsidiary  ("Kable")  various  rights to distribute  magazines,  and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights covered various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots,  the distribution  arrangements generally were for terms of seven years with  provision  for extension for a further three years.  As  distributor  under these and other  distribution  agreements,  Kable purchases  magazines  from  publishing  companies  owned  or  controlled  by Mr.
Karabots and resells them to wholesalers. During the fiscal year ended April 30,
2002,  Kable purchased  magazines from such companies for a total of $32,157,000 and resold them at higher  prices.  Kable  continues as a  distributor  for such companies.  Kable reports as revenues only the spread between the prices it pays publishers  and the  prices  it  receives  for  copies  sold  to its  wholesaler customers.  The amount paid to Mr. Karabots' companies represents  approximately
21% of the approximately  $150,629,000 Kable paid all publishers in fiscal 2002.
Consistent with industry  practice,  Kable makes advance payments to publishers, including Mr. Karabots' companies,  based upon its estimates of the amounts that will be due them from the sales of their  publications to the buying public.  If the actual  sales are less than  estimated,  overadvances  will result which the publishers are obligated to repay promptly,  without interest.  The overadvances to Mr. Karabots companies at June 30, 2002 were approximately $130,000 which was their highest level between May 1, 2001 and that date.

     Since 1997,  Kable has also performed  fulfillment  services for publishing companies owned or controlled by Mr. Karabots,  and during the fiscal year ended
April 30, 2002 was paid by these  companies  $270,000  for its  services.  Kable continues to perform fulfillment services for such companies.

     As part of its agreement with Mr.  Karabots,  the Company  proposed him for election  to the Board of  Directors  at the 1993  Annual  Meeting  and  agreed, subject to certain exceptions,  that so long as he owns at least one-half of the
Common  Stock  issued in the  transaction  the  Company  would  propose  him for election at each  shareholders  meeting for the election of directors until July
2003,  unless he is already in a Class of the Board whose term continues  beyond such meeting.

     Mr. Karabots is Chairman of the Human Resources Committee. He is the father in law of Michael P. Duloc, one of the executive  officers of the Company listed in the Summary Compensation Table above.

Performance Graph

     The following graph compares the cumulative total shareholder return on the
Company's Common Stock with the cumulative total return of the Standard & Poor's
500 Index and 27 companies with market capitalizations most close to that of the
Company  ("Similar  Cap  Issuers"),  for the five years  ending  April 30,  2002
(assuming the  investment of $100 in the  Company's  stock,  the S&P 500 and the
Similar Cap Issuers on April 30, 1997, and the  reinvestment  of all dividends).
The Company cannot identify an index of issuers engaged in operations similar to those  currently  engaged in by the Company and therefore has  determined to use the Similar Cap Issuers for purposes of comparison.

                       1997     1998      1999      2000      2001      2002
                       ----     ----      ----      ----      ----      ----
 AMREP CORP             100    237.93    158.62    137.93    107.59    220.69
 S&P 500 INDEX          100    141.07    171.85    189.25    164.70    143.91
 SIMILAR CAP ISSUERS    100    137.93    110.10    133.01    100.48    116.12

     The Similar Cap Issuers are: Axcess Inc.,  Cabletel  Communications  Corp.,
Chai Na Ta Corp., Cray Inc., Dataram Corp., Decorator Industries, Inc., DIY Home
Warehouse, Inc., Electrosource, Inc., Finger Lakes Bancorp, Inc., First Keystone
Financial,  Inc., Frontier Airlines,  Inc., Global Payment  Technologies,  Inc.,
Herley  Industries,  Inc.,  HPSC,  Inc., KMG Chemicals,  Inc.,  Mid-States  PLC,
Neomedia  Technologies,  Inc.,  Neoware Systems,  Inc., Nexus Telocation  System
Ltd., Paravant Inc., PLM Equipment Growth Fund II, Powerbrief Inc., Earl Scheib,
Inc., Sel-Leb  Marketing,  Inc., Shells Seafood  Restaurants,  Inc. and Spherix,
Incorporated.

     As a result of changes in market  capitalizations from year to year, all of the companies except DIY Home Warehouse,  Inc. comprising the Similar Cap Issuer index in the  Company's  2001  Proxy  Statement  did not meet the  criteria  for inclusion in the Similar Cap Issuer index in this Proxy Statement.  The excluded companies are: Acmat Corp.-Cl A, Aerovox Inc., American  Bancorp/OH,  APA Optics
Inc., Breakwater Resources Ltd., BRT Realty Trust, Camco Financial Corp., Cantel
Medical Corp. - Cl B, Ceres Group Inc.,  Compare  Generiks  Inc.,  Environmental
Technologies  CP,  Eresource  Capital  Group  Inc.,  Evergreen  Resources,   FMS
Financial Corp.,  Health Power Inc.,  Hycor  Biomedical  Inc.,  Liferate Systems
Inc., Logic Devices Inc., Monarch Casino & Resort Inc., Peoples BK NC, SJNB Finl
Corp., Sonics & Materials Inc., Techdyne Inc.,  Thermogenesis  Corp.,  Universal
Display Corp. and VSE Corp.

Retirement Benefits

     The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Prior to the amendment, the Plan provided  a monthly  benefit  payable at age 65 to  employees  with five or more years  of  service  in an  amount  equal to  1.125%  of the  employee's  highest consecutive  60-month  average monthly earnings up to a specified amount related to the social  security  wage base plus 1.5% of such  earnings in excess of such specified  amount,  multiplied  by years of service  not to exceed 35.  From and after  January  1,  1998,  a  participant's  benefits  will be the amount of the monthly benefit  accrued for that  participant as of December 31, 1997 under the terms of the Plan  prior  to its  amendment  plus an  additional  benefit  to be determined by establishing a cash balance account for each participant, to which will be  allocated  annually 2% of such  participant's  earnings  plus an annual interest  credit of 5% of the amount in such account.  The cash balance  account can be converted to a life annuity or can be taken in a lump sum. The law limits the  maximum  annual  amount of  earnings  which may be taken  into  account  in calculating  benefits;  that maximum currently is $200,000 and is to be adjusted annually for cost of living increases.

     Mr. Wall has thirty-one years of credited service and has passed the normal retirement  age of 65 under the Plan.  His annual  retirement  benefit under the
Plan had he elected to receive the life annuity pension at normal retirement age would have been  $54,290.  Mr.  Pizza has six years of credited  service and Mr.
Duloc has nine years of credited service.  Assuming that (i) they continue to be employed until age 65, (ii) their annual salaries  continue to be at the current levels, (iii) there are annual increases of 5% in the maximum earnings permitted to be taken into account under applicable law in calculating retirement benefits under the Plan,  and (iv) they elect the life  annuity  form of  pension,  their annual  retirement  benefits  are  estimated  to be: Mr. Pizza - $12,399 and Mr.
Duloc - $27,639.

                                       10

Certain Transactions

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  for
information concerning transactions involving Nicholas G. Karabots.

                                    AUDITORS

     The consolidated  financial  statements of the Company and its subsidiaries included in the Annual  Report to  Shareholders  for the fiscal year ended April
30, 2002 have been  examined  by  McGladrey & Pullen,  LLP,  independent  public accountants.  No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal 2003.

     On March 7, 2002, the Company notified Arthur Andersen LLP that the Company would  change its external  auditors to  McGladrey & Pullen,  LLP for its fiscal year ending April 30, 2002. Arthur Andersen LLP and its predecessor  partnership had been the independent auditor for the Company since 1981.

     Prior to such  notification,  the Company did not consult with  McGladrey &
Pullen,  LLP regarding the  application  of accounting  principles to a specific completed or contemplated  transaction or any matter that was either the subject of a disagreement or a reportable  event.  The Company also did not consult with
McGladrey  & Pullen,  LLP  regarding  the type of audit  opinion  that  might be rendered on the Company's consolidated financial statements.

     The reports of Arthur Andersen LLP on the Company's  consolidated financial statements  for the fiscal  years  ended April 30,  2001 and 2000  contained  no adverse  opinion or  disclaimer of opinion and were not qualified or modified as to  uncertainty,  audit scope or accounting  principles.  In connection with the audits for the fiscal  years ended  April 30,  2001 and 2000 and the  subsequent interim period  preceding the Company's  notification  to Arthur Andersen LLP of its  intention to dismiss  such firm,  there were no  disagreements  with Arthur
Andersen LLP on any matter of  accounting  principles  or  practices,  financial statement  disclosure,  or auditing scope or procedure  that, if not resolved to the  satisfaction  of Arthur  Andersen LLP,  would have caused such firm to make reference to the subject matter of the  disagreement(s)  in connection  with its report.

     The Company's Audit and Examining Committee participated in the decision to change the  Company's  external  auditors and  recommended  the  appointment  of
McGladrey & Pullen,  LLP as the  Company's  auditors  to the Board of  Directors which made the appointment.

Audit Fees
----------
     The  aggregate  fees  billed by  McGladrey & Pullen,  LLP for  professional services rendered for the audit of the Company's annual financial statements for its fiscal  year ended April 30,  2002  amounted  to $80,000.  That firm did not conduct reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

                                       11

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------
     No fees were  billed to the  Company,  nor were  services  rendered  to the
Company, by McGladrey & Pullen, LLP for financial information systems design and implementation for the Company's fiscal year ended April 30, 2002.

All Other Fees
--------------
     McGladrey & Pullen,  LLP did not render  services to the Company other than audit services for the year ended April 30, 2002.

                                  OTHER MATTERS

     The Board of  Directors  knows of no matters  which will be  presented  for consideration  at the Annual Meeting other than the matters  referred to in this
Proxy  Statement.  Should  any other  matters  properly  come  before the Annual
Meeting,  it is the intention of the persons named in the accompanying  proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse  brokers and other nominees for the expense of forwarding proxy materials to the beneficial  owners of stock held in their names.  Directors,  officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From  time to time  shareholders  present  proposals  which  may be  proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2003 Annual Meeting and who wish to have such proposals  included in the Company's  Proxy  Statement for the 2003 Annual  Meeting must be certain that such proposals are received by the  Company's  Secretary at the  Company's  executive  offices,  641  Lexington
Avenue,  New York, New York 10022, not later than March 26, 2003. Such proposals must  meet the  requirements  set  forth in the  rules  and  regulations  of the
Securities and Exchange  Commission in order to be eligible for inclusion in the
Proxy  Statement.  For any proposal  that is not submitted for inclusion in next year's Proxy  Statement,  but is instead sought to be presented  directly at the
2003  Annual  Meeting,  SEC  rules  permit  management  to vote  proxies  in its discretion if the Company does not receive  notice of the proposal  prior to the close of business on June 21, 2003.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:     July 24, 2002

                                       12

     Upon the written  request of any  shareholder  of the Company,  the Company will provide to such  shareholder a copy of the Company's  Annual Report on Form
10-K for 2002,  including the financial  statements  and the schedules  thereto, filed  with the  Securities  and  Exchange  Commission.  Any  request  should be directed to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue,
New York, New York 10022.  There will be no charge for such report unless one or more exhibits  thereto are  requested,  in which case the  Company's  reasonable expenses of furnishing exhibits may be charged.

     Only one 2002 Annual Report and one Proxy  Statement are being delivered to multiple  security  holders  sharing an address  unless the Company has received contrary  instructions  from one or more  security  holders.  The  Company  will promptly  deliver  separate copies of the Annual Report and Proxy Statement to a security  holder at a shared  address to which a single set of the documents was delivered  upon request of the security  holder.  The request  should be made by mail to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue, New
York, New York 10022, or by telephone to Mr. Pizza at (212)  705-4700.  Security holders can also notify Mr. Pizza at this  address or  telephone  number if they wish to receive  separate  copies of proxy  statements and annual reports in the future or, if they are receiving multiple copies, that they wish to receive only single copies.

                                       13

                                                                      Appendix A

                                     CHARTER
                      OF THE AUDIT AND EXAMINING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                AMREP CORPORATION

                 Adopted by Board of Directors on March 6, 2002

          ==============================================================

     The Audit and Examining Committee  ("Committee") shall consist of a minimum of three  directors.  As determined by the Board of Directors in accordance with applicable  requirements,  all  members of the  Committee  shall be  independent directors  having no relationship  that may interfere with the exercise of their objective judgment in discharging the  responsibilities set forth below. As also determined  by the Board of Directors,  all members of the Committee  shall have sufficient  financial  experience  and ability to enable them to discharge  such responsibilities,  and at least one  member  shall  have  accounting  or related
financial  management   expertise.   The  Committee  shall  have  the  following
responsibilities:

           1.    To recommend to the Board of Directors the independent auditors to examine the  Company's  accounts,  controls  and  financial  statements.  The independent auditors are ultimately accountable to the Board of Directors and to the  Committee,  and the Board of Directors and the Committee  have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

           2.    To  review  and approve  the scope  of the  examination  to  be conducted by the independent auditors.  In addition,  the Committee shall (a) at least annually obtain from the independent  auditors a formal written  statement delineating all relationships  between the independent auditors and the Company,
(b) at least annually discuss with the independent  auditors any relationship or services which may impact the independent  auditors' objectivity or independence and take or  recommend  that the Board take  appropriate  actions to ensure such independence,  and (c) annually,  prior to the  commencement of the audit of the annual financial  statements,  receive from the independent auditors the written disclosures  required by the  Independence  Standards  Board  Standard No. 1 and
discuss with the independent auditors the independent auditors' independence.

           3.    To  review   results  of  the  examinations  of  the  financial
statements of the Company by the independent  auditors,  their evaluation of the
Company's  internal  system of audit and  financial  controls,  and their annual report on the Company's financial statements.

           4.    To  review,  with the Chief  Financial  Officer  or such  other officers as the Committee deems  appropriate,  the Company's  internal system of audit and financial controls and the results of internal audits.

                                      A-1

           5.    To review the  Company's financial  reporting,  the  accounting standards and principles followed by the Company and significant changes in such standards or principles or in their application.

           6.    To  review  and  investigate  any  matters  pertaining  to  the integrity  of  management,  including  conflicts  of  interest,  or adherence to standards of business  conduct as required in the  policies of the  Company.  In connection therewith,  the Committee will meet, as deemed appropriate,  with the
General Counsel and other Company officers or employees.

     In discharging its  responsibilities,  the Committee will periodically meet with the  Company's  auditors  without the  presence  of any Company  officer or employee.

                                      A-2

PROXY                           AMREP CORPORATION                          PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                AMREP Corporation
               641 Lexington Avenue, 6th Floor, New York, New York
                     September 19, 2002, 9:00 AM Local Time

     The undersigned hereby appoints Edward B. Cloues II and Peter M. Pizza, and each of them acting alone, with full power of substitution,  proxies to vote the
Common Stock of the  undersigned at the 2002 Annual Meeting of  Shareholders  of
AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy  Statement of the Board of Directors dated July 24, 2002, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of  Shareholders  and  accompanying
Proxy Statement of the Board of Directors is acknowledged.

     Unless  otherwise  specified,  this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

        PLEASE MARK, DATE SIGN
        AND MAIL YOUR PROXY                          |X|
        PROMPTLY IN THE ENVELOPE            Votes MUST be indicated
        PROVIDED.                           (x) in Black or Blue ink.

A vote FOR ITEM 1 is recommended by the Board of Directors.

1.   FOR ELECTION OF THREE (3) DIRECTORS AS DESCRIBED IN THE PROXY  STATEMENT OF
     THE BOARD OF DIRECTORS.

                 _                                _                  _
FOR all nominees|_|    WITHHOLD AUTHORITY to vote|_|    * Exceptions|_|
listed below           for all nominees listed below
                                                                           _
                                            To change your address, please|_|
                                            mark this box.

Nominees: Jerome Belson, Nicholas G. Karabots, Albert Russo

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
"Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

          If stock is held in the name of more  than  one  person,  all  holders should sign.  Sign  exactly as name or names  appear at left.  Persons signing in a fiduciary capacity should include their title as such.

   Date     Share owner sign here                       Co-Owner sign here
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